EXHIBIT 16
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ANDERSEN ANDERSEN & STRONG, L.C.                  941 East 3300 South, Suite 202
                                                      Salt Lake City, Utah 84106
Certified Public Accountants and Business Consultants     Telephone 801-486-0096
Member SEC Practice Section of the AICPA                        Fax 801-486-0098
                                                       E-mail KAndersen @msn.com






Securities and Exchange Commission
450 - 5th Street, N.W.
Washington, D.C. 20549


                                                                January 19, 1998


Re:  Klein Engines
     1207 N. Miller Rd.
     Tempe, Az. 85281


Dear Sirs:

We have been furnished with a copy of Item 3, Changes in and Disagreements with Accountants, to be included as part of a Form 10 filing.

We agree with the statements made, in response to that Item, insofar as they relate to our firm.



                                   Sincerely,




                                   /s/ L. Rex Andersen

                                   --------------------------
                                   L. Rex Andersen, Partner





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